Exhibit 99.1

MultiCell Technologies Announces New Employment Agreement With Dr. Ronald Faris, Ph.D.

LINCOLN, RI - (BUSINESS WIRE) - May 31, 2005 - MultiCell Technologies, Inc. (OTCBB: MCET - NEWS), a leading supplier of immortalized non-tumorigenic human hepatocytes as pharmaceutical candidate optimization tools, announced that Ronald Faris, Ph.D., Senior Vice President and Chief Science Officer of the Company, has signed a new employment contract with the Company. This contract increases Dr. Faris' time commitment to the Company. Dr. Faris retains affiliations with Rhode Island Hospital and remains Associate Professor of Pathology and Pediatrics at Brown University, giving the Company valuable laboratory access, intellectual interfacing and potential technology transfer opportunities. Dr. Faris also serves on the Editorial Board for Artificial Organs and serves on the Scientific Advisory Board of LCT Biopharma.

Dr. Faris authored several liver cell and adult stem cell patents and is widely published. He earned his bachelor's degree in biochemistry from Virginia Tech, then his doctorate in nutritional toxicology from Cornell University. From 1982 to 1985, he held a doctoral fellowship at the MD Anderson Science Park Research Center, where he studied the long-term effects of pharmacological exposure on drug metabolism pathways, i.e., what pharmaceutical companies use the company's immortalized hepatocytes to study. Dr. Faris moved to Rhode Island in 1985 to investigate the role of stem cells in liver cancer, and worked with the late, noted Dr. Hugo Jauregui. Dr. Faris has been associated with MultiCell since 1999.

MultiCell's non-tumorigenic functional hepatic (liver) cells and cell lines are useful to pharmaceutical companies for induction studies and toxicity screening for drug discovery because hepatocytes express drug-metabolizing enzymes which bio-transform drugs or substances ingested into the body, helping indicate possible reactions by the human liver. Drug failures or FDA rejections due to hepatotoxicity and/or drug-drug interactions now cost the pharmaceutical industry about $2 billion each year. Estimated costs to develop and test a new medicine are $900 million. MultiCell's cellular product expertise also enables production of biologics for diagnostic and therapeutic applications, production of liver-derived therapeutic proteins and human liver stem cells. The Company's majority-owned Xenogenics subsidiary owns all rights to the patented Sybiol™ synthetic bio-liver device. MultiCell's immortalized hepatocytes operate optimally with any working bio-liver device. The Company believes that such devices could extend the lives of patients waiting for liver transplants, and be a treatment option for chronic liver disease. MultiCell also has two patents on adult liver stem cells.

For more information about MultiCell and its Xenogenics subsidiary, call (401) 333-0610 or see www.multicelltech.com. MultiCell's new laboratories are at 701 George Washington Highway, Lincoln, Rhode Island 02865. For pricing and delivery information for non-tumorigenic immortalized human hepatocytes in 6- to 96-well plates or vials, contact MultiCell's marketing and manufacturing licensee, XenoTech, LLC of Lenexa, Kansas, at (913) GET-P450.

Caution Regarding Forward-Looking Statements

Any statements in this press release about MultiCell's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "will," "expect," "anticipate," "estimate," "intend," "plan," and "would." For example, statements concerning expected increases in use of MultiCell's functional immortalized hepatocytes and the use of liver assist devices are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that the market for our products will not grow as expected, and the risk that our products will not lower drug development costs. For additional information about risks and uncertainties we face, see documents we file with the SEC, including our Report on Form 10-KSB for the fiscal year ended November 30, 2004 and all our quarterly and other periodic filings made with the SEC. MultiCell assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.